UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

321 Columbus Avenue
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 305-2410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Securities Holders.

The information contained in Items 5.03 and 5.07 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On May 24, 2016, InspireMD, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 10,000,000 shares, to a total of 10,970,000 shares of common stock (the “Second Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Second Plan Amendment on April 18, 2016, subject to stockholder approval of the Second Plan Amendment at the Annual Meeting.

Election of Class 2 Directors

As previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2016 (the “2016 Proxy”), the term of the Company’s Class 2 directors, James J. Loughlin and Michael Berman, was scheduled to expire at the Annual Meeting, and the Board (i) nominated each of Mr. Berman and Campbell Rogers, M.D., a Class 3 director, for election at the Annual Meeting as Class 2 directors and (ii) reduced the size of the Board to seven members, effective immediately following the Annual Meeting. Accordingly, Mr. Loughlin ceased serving as a member of the Board following the Annual Meeting.

In connection with the Annual Meeting, and effective immediately prior to the meeting, Dr. Rogers resigned as a Class 3 member of the Board. At the Annual Meeting, Mr. Berman and Dr. Rogers were each elected as a Class 2 member of the Board to serve for a term expiring at the Company’s 2019 annual meeting of stockholders.

For more information about the matters above, see the Company’s 2016 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Second Plan Amendment above and such portions of the 2016 Proxy are qualified in their entirety by reference to the full text of the Second Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000 shares (the “Certificate Amendment”). The Certificate Amendment had been previously approved by the Board on April 18, 2016, subject to stockholder approval. On May 25, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation.

For more information about the Certificate Amendment, see the Company’s 2016 Proxy, the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following four proposals were submitted to the Company’s stockholders:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until their successors are elected and qualified, for which the following were nominees: Michael Berman and Campbell Rogers, M.D.

(2)	Approval of the Second Plan Amendment to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 10,000,000 shares, to a total of 10,970,000 shares of common stock.

(3)	Approval of the Certificate Amendment to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000.

(4)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s 2016 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until their successors are elected and qualified:

Director	For	Withheld	Broker Non-Votes
Michael Berman	4,100,400	564,089	3,264,954
Campbell Rogers, M.D.	4,109,496	554,993	3,264,954

(2)	Approval of the Second Plan Amendment:

For	Against	Abstain	Broker Non-Votes
3,527,559	620,759	516,171	3,264,954

(3)	Approval of the Certificate Amendment to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000:

For	Against	Abstain
6,829,285	942,464	157,694

(4)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain
7,030,646	164,207	734,590

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc.
10.1	Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: May 25, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer